EXHIBIT 99.1

Alliqua Appoints James Sapirstein as CEO as Company Focuses on Strategic Growth Plan

Mr. Sapirstein Brings Over 25 Years of Biotechnology and Biopharmaceutical Industry Management Experience to the Alliqua Team

NEW YORK, NY--( October 3, 2012) - Alliqua, Inc. (OTCQB: ALQA) ("Alliqua" or the "Company"), an advanced biopharmaceutical company focused on the development, manufacturing and distribution of proprietary transdermal wound care and drug delivery technologies, today announced the appointment of James Sapirstein to the position of Chief Executive Officer of Alliqua to spearhead the Company's strategic growth plan for the future. In connection with Mr. Sapirstein's appointment, Richard Rosenblum will transition from President to Executive Co-Chairman and serve along with David Stefansky as Executive Co-Chairmen.

Commenting on the appointment, Richard Rosenblum, Executive Co-Chairman of Alliqua, stated, "As a biopharmaceutical industry veteran, Mr. Sapirstein has actively led and participated in more than 20 product launches in the U.S. and abroad, including all aspects of product development, strategic planning and global marketing. This experience coupled with his expertise in start-up and turnaround situations in the biotechnology space make him uniquely qualified to unlock the commercial value of our proprietary transdermal technology platform. We are confident in his ability to build our company into a world-class organization with numerous revenue generating opportunities."

Mr. Sapirstein, a graduate of the Rutgers University Ernest Mario School of Pharmacy, brings over twenty five years of pharmaceutical industry experience to Alliqua ranging from start-up situations to some of the largest companies in the world. After beginning his career in 1984 as a sales representative with Eli Lilly, he accepted a position at Hoffmann-LaRoche in 1987, where he served for almost a decade as part of its sales and marketing teams. He held a number of positions at Hoffman-LaRoche, leading to his roles as Product Director and International Operations Manager, where he was actively involved with numerous product launches including Toradol® and Rocephin®. In 1996, he became the Director of International Marketing of the Infectious Disease Division at Bristol Myers Squibb ("BMS"). Mr. Sapirstein directed the international HIV product marketing strategy at BMS and was an integral part of the international launch of a number of products at BMS including Maxipime and Videx EC. He also led the efforts at BMS to establish "Secure the Future," a $100 million philanthropic campaign in Africa.

More recently, Mr. Sapirstein has become known in the industry as a start-up and turnaround specialist, mainly for his work at Gilead Sciences, Inc., Serono Laboratories, Inc., and Tobira Therapeutics, Inc. Mr. Sapirstein served in the Global Marketing group at Gilead, beginning in 2000 where he led and developed the global marketing strategy for its flagship HIV drug Viread. He played a key role in the development of the drug combination strategy that resulted in Gilead's acquisition of Triangle's nucleoside portfolio. That acquisition ultimately led to the launch of Truvada, Gilead's multi-billion dollar combination HIV drug. In 2002, he accepted the position of Executive Vice President for Serono Laboratories where he led a team of over 100 professionals to rebuild a struggling HIV and pediatric growth hormone business. In this role he increased sales of Serono's existing products several fold, while forging the U.S. commercialization of Serostim and Saizen. As CEO of privately held Tobira Therapeutics, a New Jersey based biopharmaceutical company focused on the development of novel HIV and infectious disease compounds, he was instrumental in helping to raise over $60 million in venture capital and research funding to enable Tobira to further its scientific development. As a result of those efforts, he was named one of New Jersey's top 50 most influential people in healthcare in 2010 by NJBiz.com.

Commenting on his new position, Mr. Sapirstein, CEO of Alliqua, added, "I am very excited to take the helm of Alliqua and lead this company toward the realization of what I believe is a very promising future. Having successfully launched numerous pharmaceutical products across the globe, I am particularly interested in tapping into the vast commercialization opportunities for Alliqua's transdermal platform as well as helping to expand the market opportunities for our SilverSeal® line of products. I believe the true game changer for Alliqua is the ability to use our transdermal platform to deliver a variety of drugs which can lead to numerous potential pharmaceutical industry partnerships and multiple large revenue generating opportunities. Additionally, by working with drugs currently on the market we can substantially reduce the timeframe to reach commercialization and I intend to work diligently to move this technology forward at Alliqua. I am confident that we are in the right place at the right time to build Alliqua into an elite biopharmaceutical company through internal development as well as select acquisitions and I know our whole team will be dedicated to reaching this goal for our company and its shareholders."

About Alliqua, Inc.

Alliqua, Inc. (OTCQB: ALQA) ("Alliqua") is a biopharmaceutical company focused on the development, manufacturing and distribution of our proprietary transdermal wound care and drug delivery technologies. Alliqua's leading technology platform produces hydrogels, a three dimensional cross-linked network of water soluble polymers capable of numerous chemical configurations. We currently market our new line of 510K FDA approved hydrogel products for wound care under our SilverSeal® brand. Due to our electron beam production process at our 16,000 square foot GMP manufacturing facility, we can aggressively develop and custom manufacture a wide variety of hydrogels. Our hydrogels can be customized for various transdermal applications to address market opportunities in the treatment of wounds such as diabetic ulcers, as well as the delivery of numerous drugs or other agents for the pharmaceutical and cosmetic industries. By using our drug delivery platform in combination with certain drugs, pharmaceutical companies can increase patient compliance as well as potentially extend the life of valuable drug patents. For additional information, please visit www.alliqua.com. To receive future press releases via email, please visit: http://alliqua.com/index.php?page=investor-alerts.

Any statements contained in this press release regarding our ongoing research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties outside of the our control that can make such statements untrue, including, but not limited to, inadequate capital, adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, termination of contracts or agreements, technological obsolescence of our products, technical problems with our research and products, price increases for supplies and components, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists and other specific risks. We currently have no commercial products intended to diagnose, treat, prevent or cure any disease. The statements contained in this press release regarding our ongoing research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration. There can be no assurance that further research and development, and/or whether clinical trial results, if any, will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that we will be able to develop new products on the basis of our technologies. In addition, other factors that could cause actual results to differ materially are discussed in our Annual Report on Form 10-K filed with the SEC on March 29, 2012 and our most recent Form 10-Q filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. We undertake no obligation to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise.

Contact:

Alliqua, Inc.
Steven Berger
646-218-1450